CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

[illegible]

**Province of British Columbia**

Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES

COMPANY ACT

# Certificate

I HEREBY CERTIFY THAT

[illegible]

HAS THIS DAY CHANGED ITS NAME TO THE NAME

[illegible] RESOURCES CORP.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS [illegible] DAY OF FEBRUARY, 1984

[illegible]

ORIGINAL WAS FILED AND REGISTERED

FEB 28 1984

M. A. Jorre de St. Jorre
REGISTRAR OF COMPANIES

FORM 21 (Section 371)

CERTIFIED A TRUE COPY
FEB 28 1984 19
Diane Byrne
for Registrar of Companies
for the Province of British Columbia

CERTIFICATE OF INCORPORATION NO. 210187

# COMPANY ACT

## SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned company on the date stated:

NAME OF COMPANY: CANDY MOUNTAIN GOLD CORPORATION

DATE RESOLUTION PASSED: January 20, 1984

RESOLUTION:

> "RESOLVED, as a SPECIAL RESOLUTION, that the name of the Company be changed from CANDY MOUNTAIN GOLD CORPORATION to TERYL RESOURCES CORP. and that the Memorandum of the Company be altered accordingly."

The Memorandum as altered is attached.

Certified a true copy the 17th day of February, 1984.

(Signature) Rita Yamada

(Relationship to Company) Solicitor

---

Province of British Columbia
Ministry of Consumer and Corporate Affairs
CORPORATE & CENTRAL REGISTRY
940 BLANSHARD ST.
VICTORIA, B.C. V8W 3E6

DATE February 20/84

THIS IS YOUR COPY PLEASE RETAIN FOR REFERENCE

RITA M. YAMADA
709 - 744 W. Hastings Street
Vancouver, B.C.
V6C 1A5

FILE NAME CANDY MOUNTAIN GOLD CORP.
Incorporation 210187

REMOVE THIS PART — TEAR ALONG THIS LINE

TYPE OF DOCUMENT

- [ ] ANNUAL REPORTS
- [ ] PARTNERSHIPS
- [ ] N.PRO REGISTRATIONS
- [ ] MORTGAGES
- [ ] NAME RESERVATION
- [ ] PHOTOCOPY
- [ ] SOCIETIES
- [ ] SEARCH
- [ ] INCORPORATION
- [X] SPECIAL RESOLUTION
- [ ] AMALGAMATION
- [ ] SEARCH FEE ACCOUNT
- [ ] OTHER

AMOUNT ENCLOSED $50.00

- [X] CHEQUE
- [ ] MONEY ORDER
- [ ] CASH

FOR OFFICE USE ONLY

CASH REGISTER IMPRESSION IS YOUR RECEIPT

FEES $
GAZETTE $
REFUND $
TO FOLLOW (BY FINANCE MINISTRY CHEQUE)

COPY 4

ORIGINAL WAS

FILED AND REGISTERED

FEB 28 1984

M. A. Jorre de St Jorre

FORM 1

COMPANY ACT

ALTERED MEMORANDUM

(as altered by Special Resolution passed January 20, 1984)

I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is TERYL RESOURCES CORP..

2. The authorized capital of the Company consists of Ten Million (10,000,000) Common shares without par value.

amended by special resolution filed and registered December 2, '85